Exhibit 5.1

November 21, 2025

CIMG Inc.

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

Re:	Registration Statement/Form S-8

Ladies and Gentlemen:

We have acted as special Nevada counsel to CIMG Inc., a Nevada corporation (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration statement relates to the registration of (i) 7,279,400 shares of common stock, par value $0.00001 per share, of the Company (the “2025 Reserved Shares”), that may be offered and sold under, and issuable pursuant to, the CIMG Inc. 2025 Equity Incentive Plan, as amended (the “2025 Plan”) and (ii) 38,000,000 shares of common stock, par value $0.00001 per share, of the Company (the “2026 Reserved Shares,”), that may be offered and sold under, and issuable pursuant to, the CIMG Inc. 2026 Equity Incentive Plan (the “2026 Plan,” and collectively with the 2025 Plan, each a “Plan” and together, the “Plans”). The 2025 Reserved Shares and the 2026 Reserved Shares are collectively referred to herein as the “Shares.”

As special Nevada counsel to the Company in connection with the proposed potential issuance of the Shares, we have examined the originals, or photostatic or certified copies of (i) the Articles of Incorporation of the Company, as amended, and Amended and Restated Bylaws of the Company, each as amended and/or restated as of the date hereof; (ii) certain resolutions of the board of directors of the Company related to the filing of the Registration Statement, the approval of the Plans and related matters; (iii) the Plans; and, (iv) the Registration Statement and all exhibits thereto; (v) a certificate executed by an officer of the Company, dated as of the date hereof. We have also examined such other records, documents and instruments, certificates of public officials and of the Company, made such inquiries of officials or representatives of the Company, as applicable, and considered such questions of law as we have deemed relevant and necessary for purposes of rendering the opinion stated herein. We have relied upon the certificates of all public officials and Company officers with respect to the accuracy of all matters contained therein, without independent verification of the facts set forth therein.

In connection with our opinion, we have also assumed the genuineness of all signatures, the legal capacity of natural personas, the authenticity and completeness of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares (i) the certificates representing the Shares will conform to the specimen thereof examined by us and will be properly executed and delivered, (ii) upon issuance of the Shares pursuant to the applicable Plan, the Company will have a sufficient number of authorized but unissued shares of common stock not restricted for other purposes to permit the issuance of the Shares, (iii) no changes occur in the applicable law or pertinent facts, and (iv) the Shares will be issued for consideration in an amount not less than the aggregate par value of such Shares. We have further assumed that the Registration Statement has been declared effective pursuant to the Securities Act, and that the Plans complied, and will comply, as applicable, with all applicable laws at the time the Shares were issued, or are issued, as applicable, pursuant to the Plans.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below, we are of the opinion that the Shares have been duly authorized, and when issued and sold by the Company against receipt of payment in full therefor and otherwise in accordance with the terms and conditions of the applicable Plan, will be validly issued, fully paid and nonassessable.

We are qualified to practice law in the State of Nevada. The opinion set forth herein is expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations or any state laws regarding fraudulent transfers. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

This opinion is issued in the State of Nevada. By issuing this opinion, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion is furnished to you in connection with the above-described Form S-8 and the Registration Statement and is not to be used, circulated, quoted from or otherwise relied on for any other purpose.

Sincerely,

McDONALD CARANO LLP